EXHIBIT 10.4

(for Senior Executives)

(with performance vesting and CIC acceleration)

LITHIA MOTORS, INC.

RESTRICTED STOCK UNIT AGREEMENT

This Restricted Stock Unit Agreement (“Agreement”) is made and entered into pursuant to the terms of the 2003 Stock Incentive Plan (the “Plan”) adopted by the Board of Directors and Shareholders of Lithia Motors, Inc., an Oregon corporation (the “Company”). Unless otherwise defined herein, capitalized terms defined in this Agreement shall have the meanings as defined in the Plan.

The “Grantee”

Number of Units Granted
(the “Grant Shares”)

“Date of Award”	March 10, 2011

Price Paid by Grantee per Share	$ 0

Fair Market Value per Share on Date of Award	$

1.	AWARD OF RESTRICTED STOCK UNIT GRANT

1.1 The Grant. The Company hereby awards to the Grantee and the Grantee accepts the award of a Restricted Stock Unit Grant representing the number of shares of Common Stock of the Company specified above as the Grant Shares (the “Award”). These Restricted Stock Units are being granted as part of the Grantee’s compensation package without the payment of any consideration other than the Grantee’s services to the Company and payment by the Grantee of the Price Paid per Share specified above, if any. The Award is being made pursuant to the Plan and is subject to and conditioned upon the terms and conditions of the Plan and the terms and conditions set forth in this Agreement. Any inconsistency between this Agreement and the terms and conditions of the Plan will be resolved in accordance with the Plan. Each Restricted Stock Unit entitles the Grantee to received one share of Class A Common Stock of the Company.

1.2 Vesting. The Award is granted in consideration for services to be rendered by Grantee for the benefit of Company and, except as otherwise set forth in this Agreement, the Award shall vest as follows:

25% of the Grant Shares vest two (2) years after the Date of Award;

25% of the Grant Shares vest three (3) years after the Date of Award; and

50% of the Grant Shares vest four (4) years after the Date of Award.

Grantee must be employed with the Company on the date the Grant Shares vest. In the event Grantee is unable to continue to provide services to Company during the term of this Agreement because of disability or death, the Award shall vest on a pro-rata basis (based on percentage of time served using a 12 month service period beginning on the Date of Award). In the event of a Corporate Transaction, the Award shall vest in full upon the date of such Corporate Transaction unless the failure to attain any thresholds set forth in the following paragraph resulted in the forfeiture of all or a part of the Award.

(for Senior Executives)

(with performance vesting and CIC acceleration)

Subject to shareholder approval of the Performance Vesting Equity Award Program prior to December 31, 2011, any vesting of the Grant Shares shall also be subject to the attainment by the Company of positive adjusted net income from continuing operations for each of 2011, 2012, 2013 and 2014. Failure to achieve such performance target in any year will result in the forfeiture of 25% of the Grant Shares for each such year the performance target is not achieved. The performance vesting of any amount is subject to a claw-back forfeiture should a later restatement of the Company’s financial statements reflect the failure to achieve the performance requirement.

2.	REPRESENTATIONS OF THE GRANTEE

2.1 No Representations by or on Behalf of the Company. The Grantee is not relying on any representation, warranty or statement made by the Company or any agent, employee or officer, director, shareholder or other controlling person of the Company regarding the Grant Shares or this Agreement.

2.2 Tax Considerations. The Company has advised the Grantee to seek the Grantee’s own tax and financial advice with regard to the federal and state tax considerations resulting from the Grantee’s receipt of the Grant Shares pursuant to the Award. The Grantee understands that the Company, to the extent required by law, will report to appropriate taxing authorities the payment to the Grantee of compensation income upon the vesting of Award and Grantee shall be solely responsible for the payment of all federal and state taxes resulting from this Award.

2.3 Agreement to Enter into Lock-Up Agreement with an Underwriter. The Grantee, by accepting the Award represented by this Agreement, understands and agrees that whenever the Company undertakes a firmly underwritten public offering of its securities, the Grantee will, if requested to do so by the managing underwriter in such offering, enter into an agreement not to sell or dispose of any securities of the Company owned or controlled by the Grantee, including any the Grant Shares, provided that such restriction will not extend beyond 12 months from the effective date of the registration statement filed in connection with such offering.

3.	GENERAL RESTRICTIONS OF TRANSFERS OF UNVESTED SHARES

3.1 No Transfers of Unvested Shares. The Grantee agrees for himself or herself, his or her executors, administrators and other successors in interest that none of the Restricted Stock Units, nor any interest therein, may be voluntarily or involuntarily sold, transferred, assigned, donated, pledged, hypothecated or otherwise disposed of, gratuitously or for consideration prior to their vesting in accordance with Section 2.2.

3.2 Stock Distributions. If the Company makes any distribution of stock with respect to the Grant Shares by way of a stock dividend or stock split, or pursuant to any recapitalization, reorganization, consolidation, merger or otherwise, and the Grantee receives any additional shares of stock in the Company (or other shares of stock in another corporation) as a result thereof, such additional (or other) shares shall be deemed Grant Shares hereunder and shall be subject to the same restrictions and obligations imposed by this Agreement.

(for Senior Executives)

(with performance vesting and CIC acceleration)

3.3 Invalid Transfers. Any disposition of the Grant Shares other than in strict compliance with the provisions of this Agreement shall be void. The Company shall not be required (i) to transfer on its books any Grant Shares which have been sold or transferred in violation of the provisions of this Section 3 or (ii) to treat as the owner of the Grant Shares, or otherwise to accord voting, dividend or any other rights to, any person or entity to whom Grantee transferred or attempted to transfer the Grant Shares in contravention of this Agreement.

4.	PROVISION FOR PAYMENT OF TAX WITHHOLDING AMOUNTS

4.1 Payment of Tax Withholding Amounts. To the extent the Company is responsible for withholding income taxes, upon the vesting of the Grant Shares the Grantee must pay to the Company or make adequate provision for the payment of all Tax Withholding. By accepting the Award represented by this Agreement, the Grantee shall be deemed to have consented to the Company withholding the amount of any Tax Withholding from any amounts payable by the Company to the Grantee. No shares of Common Stock will be released from the restrictions on their transfer under Section 3 of this Agreement unless and until payment or adequate provision for payment of the Tax Withholding has been made. If the Company later determines that additional Tax Withholding was or has become required beyond any amount paid or provided for by the Grantee, the Grantee will pay such additional amount to the Company immediately upon demand by the Company. If the Grantee fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the Grantee.

4.2 Alternative Provisions for the Payment of Tax Withholding Amounts. The Committee, in its sole discretion and subject to such conditions as the Committee may require, may permit the Grantee to elect to have the Company withhold a number of shares of the Grant Shares otherwise deliverable upon vesting having a Fair Market Value sufficient to satisfy the statutory minimum tax withholding obligations of Grantee arising from the vesting of the Award..

5.	MISCELLANEOUS PROVISIONS

5.1 Specific Performance. The parties hereby acknowledge and agree that it is impossible to measure in money the damages which will be suffered by a party hereto by reason of any breach by another party of any term of this Agreement, that the Company and its common stock are unique and that a non-breaching party will suffer irreparable injury if this Agreement is not specifically performed. Accordingly, the parties hereto acknowledge that a non-breaching party shall, in addition to all other remedies available hereunder or at law, be entitled to equitable relief (including without limitation preliminary and permanent injunctive relief) to enforce the terms of this Agreement.

5.2 Amendment and Modification. This Agreement may be amended, modified and supplemented only by written agreement of all of the parties hereto.

5.3 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by the Grantee without the prior written consent of the Company.

(for Senior Executives)

(with performance vesting and CIC acceleration)

5.4 Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the internal laws of the State of Oregon applicable to the construction and enforcement of contracts wholly executed in Oregon by residents of Oregon and wholly performed in Oregon. Any action or proceeding brought by any party hereto shall be brought only in a state or federal court of competent jurisdiction located in the County of Multnomah in the State of Oregon and all parties hereto hereby submit to the in personal jurisdiction of such court for purposes of any such action or procedure.

5.5 Arbitration. The parties agree to submit any dispute arising under this Agreement to final, binding, private arbitration in Portland, Oregon. This includes not only disputes about the meaning or performance of the Agreement, but disputes about its negotiation, drafting, or execution. The dispute will be determined by a single arbitrator in accordance with the then-existing rules of arbitration procedure of Multnomah County, Oregon Circuit Court, except that there shall be no right of de novo review in Circuit Court and the arbitrator may charge his or her standard arbitration fees rather than the fees prescribed in the Multnomah County Circuit Court arbitration procedures. The proceeding will be commenced by the filing of a civil complaint in Multnomah County Circuit Court and a simultaneous request for transfer to arbitration. The parties expressly agree that they may choose an arbitrator who is not on the list provided by the Multnomah County Circuit Court Arbitration Department, but if they are unable to agree upon the single arbitrator within ten days of receipt of the Arbitration Department list, they will ask the Arbitration Department to make the selection for them. The arbitrator will have full authority to determine all issues, including arbitrability, to award any remedy, including permanent injunctive relief, and to determine any request for costs and expenses in accordance with Section 6.6 of this Agreement. The arbitrator’s award may be reduced to final judgment in Multnomah County Circuit Court. The complaining party shall bear the arbitration expenses and may seek their recovery if it prevails. Notwithstanding any other provision of this Agreement, an aggrieved party may seek a temporary restraining order or preliminary injunction in Multnomah County Circuit Court to preserve the status quo during the arbitration proceeding.

5.6 Attorney Fees. If any suit, action, or proceeding is instituted in connection with any controversy arising out of this Agreement or the enforcement of any right hereunder, the prevailing party will be entitled to recover, in addition to costs, such sums as the court or arbitrator may adjudge reasonable as attorney fees, including fees on any appeal.

5.7 Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not constitute a part hereof.

5.8 Entire Agreement. This Agreement and the Plan embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and supersedes all prior written or oral communications or agreements all of which are merged herein. There are no restrictions, promises, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein.

5.9 No Waiver. No waiver of any provision of this Agreement or any rights or obligations of any party hereunder shall be effective, except pursuant to a written instrument signed by the party or parties waiving compliance, and any such waiver shall be effective only in the specific instance and for the specific purpose stated in such writing.

5.10 Severability of Provisions. In the event that any provision hereof is found invalid or unenforceable pursuant to judicial decree or decision, the remainder of this Agreement shall remain valid and enforceable according to its terms.

(for Senior Executives)

(with performance vesting and CIC acceleration)

5.11 Notices. All notices or other communications pursuant to this Agreement shall be in writing and shall be deemed duly given if delivered personally or by courier service, or if mailed by certified mail, return receipt requested, prepaid and addressed to the Company executive offices to the attention of the Corporate Secretary, or if to the Grantee, to the address maintained by the personnel department, or such other address as such party shall have furnished to the other party in writing.

IN WITNESS WHEREOF, the Grantee and the Company have executed this Agreement effective as of the Date of Award.

The GRANTEE
Signature

Type or Print Name:

Social Security Number:

COMPANY	LITHIA MOTORS, INC.

By:
Chris Holzshu, CFO

*	Please take the time to read and understand this agreement in its entirety. If you have any specific questions or don’t fully understand any of the provisions, please contact Chris Holzshu in writing within 10 days of receipt of this agreement.

(for Senior Executives)

(with performance vesting and CIC acceleration)

RESTRICTED STOCK UNIT AGREEMENT

Schedule A – Vesting Schedule

Grant Shares awarded under the Restricted Stock Unit Agreement to which this Schedule A is attached shall vest in accordance with the following terms and conditions. Grant Shares that have not yet vested in accordance with the vesting provisions set forth herein are referred to in the Restricted Stock Unit Agreement as “Unvested Shares”.

VESTING PROVISIONS

Except in the event of Disability (as that term is defined in the Plan) or Death, the Grant Shares shall vest on the anniversary date of the Award as follows:

Anniversary Date	Vesting of Grant Shares
March 2013	25%
March 2014	25%
March 2015	50%

In the event of Disability or Death, the Grant Shares shall vest on a pro-rated basis based on the number of completed years of service by the Grantee after the Date of Award. A completed year of service means a 12 consecutive-month period beginning on the Date of Award and each 12 consecutive-month period beginning the anniversary date of the Date of Award during which the Grantee was continuously employed with the Company.

Subject to shareholder approval of the Performance-Vesting Equity Award Program prior to December 31, 2011, any vesting of the Grant Shares shall also be subject to the attainment by the Company of positive adjusted net income from continuing operations for each of 2011, 2012, 2013 and 2014. Failure to achieve such performance target in any year will result in the forfeiture of 25% of the Grant Shares for each such year the performance target is not achieved. The performance vesting of any amount is subject to a claw-back forfeiture should a later restatement of the Company’s financial statements reflect the failure to achieve the performance requirement.

Notwithstanding the foregoing:

(i)	no additional Grant Shares will vest while the Grantee is on leave;

(ii)	any original vesting date referred to above, shall automatically be extended by the duration of any leave of absence in excess of 90 days that is without pay;

(iii)	the number of Grant Shares vesting above shall automatically be adjusted as appropriate to reflect any stock dividend, stock-split, combination of shares or other similar event as referred to in Section 10.1 of the Plan; and

(iv)	upon the occurrence of a Corporate Transaction (as defined in the Plan), all unvested and non-forfeited Grant Shares shall vest as of the effective date of the Corporate Transaction, not withstanding the terms of the foregoing vesting schedule.